UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 22, 2008
VICOR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51475	20-2903491

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)
2300 Corporate Blvd., N.W., Suite 123
Boca Raton, FL 33431
(Address of Principal Executive Office) (Zip Code)
(561) 995-7313
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, If Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1: PRESS RELEASE

Item Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 22, 2008, Vicor Technologies, Inc. (the “Company”) announced that Thomas J. Bohannon has been appointed to serve as the Chief Accounting Officer of the Company. In connection with his appointment, Mr. Bohannon received an option to purchase 75,000 shares of the Company’s common stock at an exercise price of $.68 per share. The options vest ratably over a 12 month period and expire seven years after the grant date. Mr. Bohannon has been in the accounting and financial field for more than 40 years and is 64 years of age. Mr. Bohannon worked as a senior manager at Ernst & Young in Atlanta from 1968 until 1978 where he specialized in financial and SEC reporting before becoming the Partner in Charge of Audit and Review Services for Pappadakis, Nelson & Bohannon from 1978-1991. Since 1992, he has focused on his own consulting practice serving as the financial officer for a variety of companies in the Southeast. There are no transactions between Mr. Bohannon and the Company that would require disclosure under Item 404(a) of Regulation S-K.
Item 8.01 Other Events.
     On December 22, 2008, the Company issued a press release announcing the appointment of Mr. Bohannon as the Company’s Chief Accounting Officer, which is attached as Exhibit 99.1 and incorporated herein by this reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description

99.1	Press Release dated December 22, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VICOR TECHNOLOGIES, INC.

Date: December 29, 2008	By:	/s/ David H. Fater

President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated December 22, 2008